Artisan Partners Asset Management Inc. Reports October 2015 Assets Under Management
Milwaukee, WI - November 10, 2015 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of October 31, 2015 totaled $103.3 billion. Separate accounts accounted for $46.8 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $56.5 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of October 31, 2015 - ($ Millions)
Global Equity Team
Non-U.S. Growth	30,396
Non-U.S. Small-Cap Growth	1,334
Global Equity	764
Global Small-Cap Growth	136

U.S. Value Team
U.S. Mid-Cap Value	9,429
U.S. Small-Cap Value	968
Value Equity	1,728

Growth Team
U.S. Mid-Cap Growth	15,615
U.S. Small-Cap Growth	2,333
Global Opportunities	7,127

Global Value Team
Non-U.S. Value	17,120
Global Value	14,559

Emerging Markets Team
Emerging Markets	600

Credit Team
High Income	964

Developing World Team
Developing World	203

Firm Total	$103,276

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com